                                     [LETTERHEAD]



                         Report of Independent Accountants


Dayton Hudson Corporation,
its Officers and Directors
     and
Dayton Hudson Receivables Corporation,
its Officers and Directors
As Transferor
     and
Retailers National Bank
its Officers and Directors
As Servicer
     and
Norwest Bank, National Association
As Trustee


At your request, we have applied certain agreed-upon procedures, described below, agreed to by Dayton Hudson Corporation ("the Company"), Dayton Hudson Receivables Corporation, as Transferor, and Retailers National Bank, as Servicer, each of their respective Officers and Directors, and Norwest Bank, National Association, as Trustee to the Monthly Certificateholders' Statements ("the Statements"), issued pursuant to the Dayton Hudson Credit Card Master Trust Pooling and Servicing Agreement ("the Pooling and Servicing Agreement") dated September 13, 1995, for Series 1995-1 each of the monthly reporting periods from January 1997 through December 1997. An example of a Statement is provided as Attachment I. The specific procedures performed on each of the Statements are cross-referenced to Attachment I for each item or group of items. Only those items with balances on the Statements were cross-referenced. Our procedures were applied as indicated with respect to the letters explained below:

  A. Compared amounts to the Dayton Hudson Credit Card Master Trust Prospectus Supplement, for Series 1995-1 dated September 13, 1995 ("the Prospectus Supplement") and found them to be in agreement.

  B. Compared the dollar and other amounts not derived directly from the Prospectus to amounts in the Company's accounting records to the extent such amounts could be so compared directly and found them to be in agreement. Examples of those accounting records used are listed below.

  C. Compared the dollar and other amounts not derived directly from the Prospectus, or that could not be compared directly to the Company's accounting records, to amounts within the Monthly Certificateholders' Statement and found them to be in agreement.

  D. Proved the arithmetic accuracy of the percentages or amounts based on the data in the above mentioned Prospectus and accounting records.

Accounting records for purposes of this letter include the following reports or records: Data Summary Sheet; Breakout of Finance Charge Receivable and Principal Receivable; Finance Charge Receivable Payments as a Percentage of Total Monthly Payments; Receivable Aging by Dollar Balance; Month End Accounts Receivable Aging Summary Reports; Purified Net Write-Off Reports; Monthly Sales Returns; Credits and Adjustments Reports; Bank Sales Reports; Account Totals by Delinquency Level Reports; Geographic Distribution of Accounts and Receivables Reports; Miscellaneous Payment Instructions Report; and, Monthly Collection Account Earnings. All Monthly Reports are generated by management of Dayton Hudson Corporation or Retailers National Bank.

There were no findings noted as a result of our procedures performed.

We were not engaged to, and did not perform an audit, the objective of which would be the expression of an opinion on the Monthly Certificateholders' Statements. Accordingly, we do not express such an opinion. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.

This report is intended solely for the use of the specified users listed above and should not be used by those who have not agreed to the procedures and taken responsibility for the sufficiency of the procedures for their purposes.


                                             Very truly yours,

                                             /s/ Ernst & Young LLP


January 22, 1998

                                                                   Attachment I

                       MONTHLY CERTIFICATEHOLDERS' STATEMENT
                              RETAILERS NATIONAL BANK
                       DAYTON HUDSON CREDIT CARD MASTER TRUST
                                   SERIES 1995-1


Pursuant to the Pooling and Servicing Agreement, dated as of September 13, 1995 (as may be amended, from time to time, the "Agreement"), as supplemented by the Series 1995-1 Supplement (as amended and Supplemented, the "Series Supplement"), each among Retailers National Bank, as Servicer, Dayton Hudson Receivables Corporation, as Transferor, and Norwest Bank Minnesota, National Association, as Trustee, the Servicer is required to prepare certain information each month regarding distributions to Certificateholders and the performance of the Trust. The information with respect to the applicable Distribution Date and Monthly Period is set forth below.



                                                          MONTHLY PERIOD:          DECEMBER 1997
                                                          DISTRIBUTION DATE:       JANUARY 26, 1998
                                                          NO. OF DAYS IN PERIOD:   35
-----------------------------------------------------------------------------------------------------------------------------
A.   ORIGINAL DEAL PARAMETERS

(a)  Class A Initial Invested Amount                                       |------ $  400,000,000.00         76.50% --------|
(b)  Class B Initial Invested Amount                                       |-------   122,875,817.00         23.50% --------D
                                                                           |       -----------------                        |
(c)  Total Initial Invested Amount                                         |       $  522,875,817.00 ------------------------
                                                                           |       -----------------
                                                                           |       -----------------
                                                                           A
(d)  Class A Certificate Rate                                              |------------------ 6.10%
(e)  Class B Certificate Rate                                              |                   0.00%
                                                                           |
(f)  Servicing Fee Rate                                                    |------------------ 2.00%
(g)  Discount Percentage                                                                       0.00%
-----------------------------------------------------------------------------------------------------------------------------



I.   RECEIVABLES IN THE TRUST
-----------------------------------------------------------------------------------------------------------------------------

(a)  Beginning of the Period Principal Receivables                         |------ $2,216,421,853.64
(b)  Beginning of the Period Finance Charge Receivables                    |---------- 70,815,061.07
(c)  Beginning of the Period Discounted Receivables                        |                       -
                                                                           |       -----------------
(d)  Beginning of the Period Total Receivables (a + b + c)                 |       $2,287,236,914.71 -------------|
                                                                           |       -----------------              |
                                                                           |       -----------------              |
                                                                           |                                      |
(e)  Removed Principal Receivables                                         |       $             -                |
(f)  Removed Finance Charge Receivables                                    B                     -                |
                                                                           |       -----------------              D
(g)  Removed Total Receivables (e + f)                                     |       $             -                |
                                                                           |       -----------------              |
                                                                           |       -----------------              |
                                                                           |                                      |
(h)  Supplemental Principal Receivables                                    |       $             -                |
(i)  Supplemental Finance Charge Receivables                               |                     -                |
                                                                           |       -----------------              |
(j)  Supplemental Total Receivables (h + i)                                |       $             -                |
                                                                           |       -----------------              |
                                                                           |       -----------------              |
                                                                           |                                      |
(k)  End of Period Principal Receivables                                   |------ $2,548,011,940.12              |
(l)  End of Period Finance Charge Receivables                              |---------- 72,774,279.00              |
(m)  End of Period Discounted Receivables                                                        -                |
                                                                                   -----------------              |
(n)  End of Period Total Receivables (k + l + m)                                   $2,620,786,219.12 -------------|
                                                                                   -----------------
                                                                                   -----------------

                       MONTHLY CERTIFICATEHOLDERS' STATEMENT
                              RETAILERS NATIONAL BANK
                       DAYTON HUDSON CREDIT CARD MASTER TRUST
                                   SERIES 1995-1


II.  INVESTED AMOUNTS AND ALLOCATION PERCENTAGES
---------------------------------------------------------------------------------------------------------------------
                                                                                                           ---------
(a)  Class A Initial Invested Amount                                       |------ $  400,000,000.00      |  76.50% |
(b)  Class B Initial Invested Amount                                       A--------- 122,875,817.00      |  23.50% |
                                                                                   -----------------      |         |
(c)  Total Initial Invested Amount (a + b)                                 |-----  $  522,875,817.00      |         |
                                                                           |                              |         |
(d)  Class A Invested Amount (a - (X.a))                                   |-----  $  400,000,000.00      |  76.50% |---D
(e)  Class B Invested Amount (b - (X.e))                                   |--------- 122,875,817.00      |  23.50% |
                                                                           |       -----------------      |         |
(f)  Total Invested Amount (d + e)                                         |------ $  522,875,817.00      |         |
                                                                           |                              |         |
(g)  Class A Adjusted Invested Amount (a - (X.a)-(III.f))                  D------ $  400,000,000.00      |  76.50% |
(h)  Class B Invested Amount (b - (X.e))                                   |--------- 122,875,817.00      |  23.50% |
                                                                           |       -----------------       ---------
(i)  Total Adjusted Invested Amount (g + h)                                |------ $  522,875,817.00
                                                                                  -------------------
(j)  Floating Allocation Percentage                                              |            23.59% |
(k)  Class A Floating Allocation Percentage                                      |            18.05% |
(l)  Class B Floating Allocation Percentage                                      |             5.54% |
                                                                                 |                   |
(m)  Principal Allocation Percentage                                       D---- |            23.59% |
(n)  Class A Principal Allocation Percentage                                     |            18.05% |
(o)  Class B Principal Allocation Percentage                                     |             5.54% |
                                                                                 |                   |
(p)  Servicing Fee                                                               | $      871,459.70 |
(q)  Investor Defaulted Amount (j * (IV.(m)))                                    | $    3,490,665.18 |
                                                                                  -------------------

III. TRANSFEROR'S INTEREST, RETAINED INTEREST, SPECIAL FUNDING
ACCOUNT, AND PRINCIPAL FUNDING ACCOUNT
---------------------------------------------------------------------------------------------------------------------

(a)  Transferor's Amount (end of month)                                    |------ $1,257,212,650.11
(b)  Required Retained Transferor Amount                                   B--------- $50,960,238.80
(c)  Required Principal Balance                                            |------ $1,290,799,290.01
(e)  Funds on deposit in Special Funding Account (end of month)                    $               -
(f)  Principal on deposit in Principal Funding Account (end of month)              $               -

                       MONTHLY CERTIFICATEHOLDERS' STATEMENT
                              RETAILERS NATIONAL BANK
                       DAYTON HUDSON CREDIT CARD MASTER TRUST
                                   SERIES 1995-1


IV.  PERFORMANCE SUMMARY
-------------------------------------------------------------------------------------------------------------------
     COLLECTIONS:                                                                   -----------------
(a)  Collections of Principal Receivables                                          | $434,009,548.46 |
(b)  Collections of Finance Charge Receivables (from cardholder payments)          |   37,713,962.67 |------------B
(c)  Collections of Finance Charge Receivables (from merchant fees,                |    7,279,500.63 |
     deferred billing fees, collection account interest)                            -----------------
(d)  Collections of Discount Option Receivables                                                 0.00
                                                                                     ---------------
(e)  Total Finance Charge Collections (b + c + d)                          |-------- $ 44,993,463.30
                                                                           D         ---------------
(f)  Total Collections (a + e)                                             |-------- $479,003,011.76
                                                                                     ---------------
                                                                                     ---------------
     DELINQUENCIES AND LOSSES:                                                      -----------------
(g)  2 missed payments                                                             | $    82,830,000 |
(h)  3 missed payments                                                             |      36,879,000 |
(i)  4 or more missed payments                                             B------ |      76,217,000 |
                                                                                   | --------------- |
                                                                                    -----------------
(j)  Total delinquencies (g + h + i)                                       |-------- $   195,926,000
                                                                           |         ---------------
                                                                           |         ---------------
                                                                           D
(k)  Gross Charge-Offs during the month                                    |         $ 16,877,626.62 -------------|
(l)  Recoveries during the month                                           |         $  2,081,022.28 -------------B
(m)  Net Charge-Offs during the month (k - l)                              |-------- $ 14,796,604.34


V    NON-U.S. ACCOUNTS
-------------------------------------------------------------------------------------------------------------------

(a)  Non-US Accounts at end of month                                       |---------------- 112,241
(b)  as a percentage of total (a / c)                                      B                   0.44% -------------D
                                                                           |
(c)  Total number of Accounts in Trust (at end of month)                   |------------- 25,325,937

                       MONTHLY CERTIFICATEHOLDERS' STATEMENT
                              RETAILERS NATIONAL BANK
                       DAYTON HUDSON CREDIT CARD MASTER TRUST
                                   SERIES 1995-1


VI     AVAILABLE SERIES 1995-1 FINANCE CHARGE COLLECTIONS AND APPLICATION OF FUNDS
--------------------------------------------------------------------------------------------------------------------------
(a)     Floating Allocation Percentage of Collections of Finance Charge Receivables                   $10,614,402.60 ----|
(b)     Investment Earnings on Principal Funding Account                                                         -       |
(c)     Investment earnings in Reserve Account deposited in the Collection Account                               -       |
(d)     Reserve draw Amount deposited into the Collection Account                                                -       |
                                                                                                      --------------     |
(e)     Available Series 1995-1 Finance Charge Collections (a + b + c + d)                            $10,614,402.60 ----D
                                                                                                                         |
(i)     Class A Interest                                                                                2,033,333.34 ----|

(ii)    Servicing Fee                                                                        C----------- 871,459.70

(iii)   Class A Investor Defaulted Amount ((IV.m * (II.k))                                   |--------- 2,670,358.86
                                                                                             |
(iv)    Class B Investor Defaulted Amount ((IV.m * (II.l ))                                  |----------- 820,306.32
                                                                                             |
(v)     Adjustment Payment Shortfalls                                                        |                   -
                                                                                             |
(vi)    Reimbursement of Class A Investor Charge-Offs                                        |                   -
                                                                                             D
(vii)   Reimbursement of Class B Investor Charge-Offs                                        |                   -
        And Reallocated Class B Principal Collections                                        |
                                                                                             |
(viii)  Class B Interest                                                                     |                   -
                                                                                             |
(ix)    Reserve Account                                                                      |                   -
                                                                                             |
(x)     Excess Finance Charge Collections                                                    |------- $ 4,218,944.38
            (e-i-ii-iii-iv-v-vi-vii-viii-ix)

                       MONTHLY CERTIFICATEHOLDERS' STATEMENT
                              RETAILERS NATIONAL BANK
                       DAYTON HUDSON CREDIT CARD MASTER TRUST
                                   SERIES 1995-1


VII    YIELD AND BASE RATE
-------------------------------------------------------------------------------------------------------
BASE RATE

(a)     Base Rate (current month)                                           |---------- 6.67%
(b)     Base Rate (prior month)                                             |           6.67%--------|
(c)     Base Rate (2 months ago)                                            |           6.67%--------|
                                                                            |                        |
(d)     3 Month Average Base Rate                                           |---------- 6.67%        |
                                                                            |                        |
PORTFOLIO YIELD                                                             D                        B
                                                                            |                        |
(e)     Portfolio Yield (current month)                                     |--------- 14.01%        |
(f)     Portfolio Yield (prior month)                                       |          18.91%--------|
(g)     Portfolio Yield (2 months ago)                                      |          19.48%--------|
                                                                            |
(h)     3 Month Average Portfolio Yield                                     |--------- 17.47%

VIII    PORTFOLIO PERFORMANCE RATES
-------------------------------------------------------------------------------------------------------
                                                                                   -----------
(a)     Net Charge-Offs (annualized % of Principal Receivables at beginning of    |     6.87% |
        period)                                                                   |           |
(b)     Monthly Payment Rate (% of Principal Receivables at beginning of period   |           |
        (adjusted for number of days in period))                                  |    18.52% |
(c)     Trust Portfolio Yield (annualized)                                  D-----|    20.88% |
(d)     Portfolio Yield (3 month average (annualized))                            |    17.47% |
(e)     Base Rate (3 month average)                                               |     6.67% |
(f)     Excess Finance Charge Collections % (d - e)                               |    10.80% |
                                                                                   -----------